Exhibit 99.1
Cornerstone Therapeutics Reports First Quarter 2011 Financial Results
•	Cash balance at March 31, 2011 grew to $86.1 million from $50.9 million as of December 31, 2010

•	Net revenues for strategic products increased 20% to $21.0 million, as compared to $17.5 million in the first quarter of 2010

•	Curosurf® posted a 4.2% increase in market share as compared to the first quarter of 2010
CARY, N.C., May 12, 2011 — Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported total net revenues of $30.0 million for the first quarter of 2011, compared to $36.4 million reported for the first quarter last year. Net product sales from strategic products were 70% of total net revenues, or $21.0 million, for the first quarter of 2011, an increase from the 48% of total net revenues, or $17.5 million, for the first quarter of 2010.
Net income was $1.7 million, or $0.07 per diluted share, for the first quarter of 2011, compared to net income of $5.0 million, or $0.19 per diluted share, for the first quarter of 2010. On a non-GAAP basis, net income was $4.5 million, or $0.17 per diluted share, for the first quarter of 2011, compared to non-GAAP net income of $7.4 million, or $0.29 per diluted share, for the first quarter of 2010. Non-GAAP net income and net income per diluted share exclude amortization of product rights and stock-based compensation.
“We significantly strengthened our cash position in the first quarter,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “The additional cash resources combined with the positive momentum seen in our strategic product portfolio have left us well-positioned to grow our respiratory and hospital franchises. Additionally, we made further progress on CRTX 067 with the FDA in the first quarter and continue to expect approval in the near term, with the target of having the product on the market for the coming cough and cold season.”
A breakdown of product sales for the first quarter (in thousands, except percentages) follows:

	Three Months Ended
	March 31,		Change
	2011	2010	$	%

Net Product Sales
Curosurf	$7,508	$7,097	$411	6%
Zyflo® product family	7,412	6,274	1,138	18
Factive®	2,800	2,107	693	33
Spectracef® product family	3,277	1,977	1,300	66
AlleRx ®Dose Pack products	11,581	12,369	(788)	(6)
HyoMax ®product family	788	3,899	(3,111)	(80)
Other products	(3,391)	2,669	(6,060)	(227)

Total net product sales	29,975	36,392	(6,417)	(18)
License and royalty agreement revenues	22	14	8	57

Net Revenues	$29,997	$36,406	$(6,409)	-18%

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) was 75% for the first quarter of 2011, compared to 81% for the comparable period of 2010 primarily due to a shift in product mix. Gross margin was also negatively impacted by an adjustment related to Cornerstone’s propoxyphene/acetaminophen products, as well as higher costs incurred with promotional efforts related to our anti-infective products.
Selling, general and administrative expenses increased $0.8 million, or 7%, in the first quarter of 2011 compared to the first quarter of 2010. The increase was primarily due to additional marketing and promotional spending for FACTIVE and SPECTRACEF, a Risk Evaluation and Mitigation Strategy (REMS) study for FACTIVE, and expenses from post-marketing studies.
Royalty expenses decreased $2.1 million, or 46%, during the first quarter of 2011 compared to the first quarter of 2010. The reduction in royalty expense was primarily due to the reduction in net revenue from our HYOMAX products.
As of March31, 2011, the Company had $86.1 million in cash and cash equivalents, an increase of $35.1 million compared to December 31, 2010. The increase in cash for the quarter was driven primarily by collections of receivables in connection with the ALLERX legacy product.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter ended March 31, 2011. To participate in the live conference call, please dial 800-561-2813 (U.S. callers) or 617-614-3529 (international callers), and provide passcode 83824284. A live webcast of the call will also be available through the Investors—Webcasts & Presentations section of the Company’s website at http://www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available today at 11:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode44878149.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products for the respiratory and related markets. Key elements of the Company’s strategy are to leverage commercial capabilities by promoting respiratory and related products to high prescribing physicians through its respiratory sales force and to hospital-based healthcare professionals through its hospital sales force; acquire rights to existing patent- or trade secret-protected, branded products, which can be promoted through the same channels to generate on-going high-value earnings streams; advance its development projects and further build a robust pipeline; and generate revenues by marketing approved generic products through its wholly owned subsidiary, Aristos Pharmaceuticals, Inc.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating and compensation decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release. For more information about these non-GAAP measures, please see Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 3, 2011.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, and from our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 3, 2011 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by ChiesiFarmaceuticiS.p.A. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd. Curosurf, Spectracef and Factive are licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive, certain other countries.
FINANCIAL TABLES FOLLOW
Contacts
Investor Relations Contacts:
Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke
Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com;
Media Relations Contact:
Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com
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CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Net revenues	$29,997	$36,406
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	7,537	6,819
Selling, general and administrative	13,269	12,425
Royalties	2,497	4,598
Research and development	559	906
Amortization of product rights	3,595	3,595

Total costs and expenses	27,457	28,343

Income from operations	2,540	8,063

Other expenses:
Interest expense, net	(41)	(1)

Total other expenses	(41)	(1)

Income before income taxes	2,499	8,062
Provision for income taxes	(757)	(3,049)

Net income	$1,742	$5,013

Net income per share, basic	$0.07	$0.20

Net income per share, diluted	$0.07	$0.19

Weighted-average common shares, basic	25,479,891	25,349,677

Weighted-average common shares, diluted	26,088,851	25,951,952

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,
	2011	2010

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,078	$50,945
Accounts receivable, net	40,170	76,476
Inventories, net	13,301	15,174
Prepaid and other current assets	4,727	5,111
Income tax receivable	—	197
Deferred income tax asset	6,003	6,599

Total current assets	150,279	154,502

Property and equipment, net	1,425	1,486
Product rights, net	108,733	112,328
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Long-term accounts receivable and other assets	2,338	8,553

Total assets	$276,044	$290,138

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,376	$7,671
Accrued expenses	42,979	46,599
Current portion of license agreement liability	1,408	1,368
Current portion of capital lease	85	83
Current portion of deferred revenue	42,034	37,616
Income taxes payable	224	—

Total current liabilities	95,106	93,337

Capital lease, less current portion	124	146
Deferred revenue, less current portion	1,950	19,578
Deferred income tax liability	4,334	4,679

Total liabilities	101,514	117,740

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,483,224 and 25,472,963 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	25	25
Additional paid-in capital	160,496	160,106
Retained earnings	14,009	12,267

Total stockholders’ equity	174,530	172,398

Total liabilities and stockholders’ equity	$276,044	$290,138

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)

Cash flows from operating activities
Net income	$1,742	$5,013
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	3,713	3,678
Provision for prompt payment discounts	1,067	1,144
Recovery of inventory allowances	(268)	(457)
Stock-based compensation	379	280
Benefit from (provision for) deferred income taxes	251	(738)
Changes in operating assets and liabilities:
Accounts receivable	35,239	(4,450)
Inventories	2,141	(2,803)
Prepaid expenses, long-term accounts receivable and other assets	6,599	1,746
Accounts payable	705	960
Accrued expenses	(3,580)	2,251
Income taxes payable/receivable	421	1,294
Deferred revenue	(13,210)	—

Net cash provided by operating activities	35,199	7,918

Cash flows from investing activities
Purchase of property and equipment	(57)	(136)

Net cash used in investing activities	(57)	(136)

Cash flows from financing activities
Proceeds from exercise of common stock options and warrants	9	483
Excess tax benefit from stock-based compensation	2	421
Principal payments on capital lease obligation	(20)	(3)

Net cash (used in) provided by financing activities	(9)	901

Net increase in cash and cash equivalents	35,133	8,683
Cash and cash equivalents as of beginning of year	50,945	18,853

Cash and cash equivalents as of end of year	$86,078	$27,536

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31,
	2011	2010

GAAP income from operations	$2,540	$8,063
Add: stock-based compensation[1]	379	280
Add: amortization of product rights	3,595	3,595

Non-GAAP income from operations	$6,514	$11,938

GAAP net income	$1,742	$5,013
Add: stock-based compensation	379	280
Add: amortization of product rights	3,595	3,595
Less: tax effects related to above items[1]	(1,204)	(1,465)

Non-GAAP net income	$4,512	$7,423

GAAP net income per share, diluted	$0.07	$0.19

Non-GAAP net income per share, diluted	$0.17	$0.29

Shares used in diluted net income per share calculation:
GAAP net income	26,088,851	25,951,952

Non-GAAP net income	26,088,851	25,951,952

[1]	Tax effects for the three months ended March 31, 2011 and 2010 are calculated using effective tax rates of 30.3% and 37.8%, respectively.